                                                                   EXHIBIT 10.19

   Acquisition Agreement, dated as of January 28, 2000, by and among Softchip Israel Ltd., Softchip Technologies (3000) Ltd., Yael Cohen, Michael Cohen and
                                the Registrant.

                                   AGREEMENT

              Made and signed as of the 28th day of January, 2000

                                 By and between

Softchip Israel Ltd., a private company organized under the laws of the State of Israel (Reg. No.: 51-162457-9), whose registered office is: 4/4 Frankfurter, Jerusalem 97225, P.O.B: 23410 at Cohen Family ("Softchip Israel") and Softchip Technologies (3000) Ltd a private company organized under the laws of the State of Israel (Reg. No.: 51-245048-7), whose registered office is: 38 Nerot Shabat, Jerusalem 91233, P.O.Box 23411 ("Softchip Tech") (Softchip Israel and Softchip Tech shall be hereinafter referred to as the "Softchip")

                                                                 of the one part

                                      and

The Companies' founders - Yael Cohen (ID. No. 01-789046-8) and Michael Cohen (ID. No. 05-605921-5), both of 4/4 Frankfurter, Jerusalem 97225, P.O.B: 23410
(the "Founders")

                                                              of the second part

                                      and

On Track Innovations Ltd., a company duly organized and existing under the laws of the State of Israel (Reg. No.: 52-004286-2), and which its ordinary shares are registered for trade in the Frankfurt Neuer Markt Stock-Exchange, having its principle place of business at Z.H.R. I.Z., Rosh Pina 12000, Israel ("OTI")

                                                               of the third part

Whereas: Softchip provides design services, directly, or as a sub-contractor, of a wide range of electronic components including chips, smart card's microprocessors, CPU simulators, as well as design of architecture for semiconductors products, and develops operating systems for smart cards, software for power line modems and internet security, which are all based on proprietary inventions, know-how and technology which to the best of Softchip's and the Founders' knowledge solely belong to Softchip, and has worldwide reputation and working relationship with leading smart card chip manufacturers, and;

Whereas: OTI is a world leader in contactless smart cards and readers technology, and develops and markets certain proprietary technology relating to the same and to the development of products based thereon, and;

Whereas: The Founders, who own the entire outstanding and paid up share capital of Softchip, wish to transfer to OTI their entire holdings in Softchip in return for allotment of OTI shares to the Founders, and OTI is interested to receive such holdings, all subject to the terms and conditions hereinafter set forth in this Agreement.

NOW THEREFORE, the parties declare, stipulate and agree as follows:

1. The Transaction

   1.1. Subject to the terms and conditions hereinafter set forth in this Agreement, and each party relying on the representations of the other party contained herein, each of the Founders hereby undertake to transfer to OTI and OTI hereby undertakes to receive from each of the Founders such number of ordinary shares of NIS 1.00 n.v. each of Softchip Israel as listed opposite its name in the second column of the first table set forth in section 1.3 below, which constitutes such percentage of the entire outstanding share capital of Softchip Israel as listed opposite its name in the third column of the first table set forth in section 1.3 below (the "First Transferred Shares"), and such number of ordinary shares of NIS 1.00 n.v. each of Softchip Tech as listed opposite its name in the second column of the second table set forth in section 1.3 below, which constitutes such percentage of the entire outstanding share capital of Softchip Tech as listed opposite its name in the third column of the second table set forth in section 1.3 below (the "Second Transferred Shares") (the First and Second Transferred Shares shall be collectively called the "Transferred Shares"), as shares fully paid up non assessable and free and clear of any pledges, encumbrances, liens or other third party's right (collectively ("Pledges"), constituting immediately following Closing (as defined below), 100% of the equity and voting rights in Softchip.

        It is recorded by the parties, that OTI receives the Transferred Shares as "one block" and that failure by any of the Founders to transfer to OTI its part of the Transferred Shares shall cause this Agreement to become null and void, without derogating from any of OTI's rights or remedies.

   1.2. In consideration for the Transferred Shares and against their transfer to OTI as set forth in section 1.1 above, OTI shall allot to each of the Founders and Founders hereby undertakes to acquire and receive by way of allotment from OTI, at the Closing (as defined below), the number of ordinary shares of NIS 0.01 n.v. each of OTI, as listed in the fourth column of the first table set forth in section 1.3 below (the "First Allotted Shares"), which constitutes such percentage of the First Allotted Shares as listed opposite its name in the fifth column of the first table set forth in section 1.3 below, and the number of ordinary shares of NIS 0.01 n.v. each of OTI, as listed in the fourth column of the second table set forth in section 1.3 below (the "Second Allotted Shares"), which constitutes such percentage of the Second Allotted Shares as listed opposite its name in the fifth column of the second table set forth in section 1.3 below, (the First and Second Allotted Shares shall be collectively called the "Allotted Shares"), as shares fully paid up, non assessable and free and clear of any pledges.

   1.3.

--------------------------------------------------------------------------------------------
Name               No. of           Percentage of      No. of shares         Percentage of
                  Softchip        Softchip Israel's      allotted         the First Allotted
               Israel's shares    outstanding share                             Shares
                 transferred          capital
--------------------------------------------------------------------------------------------
Yael Cohen        901                45.05%              27,297                45.05%
--------------------------------------------------------------------------------------------
Michael Cohen     1099               54.95%              33,295                54.95%
--------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------
Name               No. of           Percentage of      No. of shares        Percentage of
                  Softchip         Softchip Tech's       allotted            the Second
                Tech's shares     outstanding share                        Allotted Shares
                 transferred          capital
--------------------------------------------------------------------------------------------
Yael Cohen        10                 10%                  6,059                10%
--------------------------------------------------------------------------------------------
Michael Cohen     90                 90%                 54,544                90%
--------------------------------------------------------------------------------------------

   1.4. The Allotted Shares constitutes the full, final and absolute consideration for the Transferred Shares.

   1.5. Following the allotment of the Allotted Shares, OTI, at its own expense, will effect as soon as possible and to the possible extent within 75 days of the Closing (as defined hereunder) the registration of the Allotted Shares with the proper authorities and list such Allotted Shares on the Frankfurt Neuer Markt Stock-Exchange.

2. Lock-Up

   The Founders hereby undertake not to sell any of the Allotted Shares during the period commencing at signature hereof and ending 2 (two) months thereafter (the "First Lock-Up Period"). At the end of the First Lock-Up Period, the founders shall be entitled to sell up to 1/3 of the Allotted Shares. The remaining 2/3 of the Allotted Shares shall continue to be locked-up for another 10 months period commencing at the end of the First Lock-Up Period (the "Second Lock-Up Period"). At the end of the Second Lock-Up Period the Founders, subject to the provisions of section 9 below, shall be entitled to sell up to 1/3 of the Allotted Shares. The remaining 1/3 of the Allotted Shares shall continue to be locked-up for another 12 (twelve) months period commencing at the end of the Second Lock-Up Period (the "Third Lock-Up Period"), at the end of which, the Allotted Shares, subject to the provisions of section 9 below, shall be free of the Lock-Up. OTI, at its sole discretion may shorten any Lock-Up Period by written notice to the Founders. For the Avoidance of doubt, subject to the provisions of section 9 below the Founders are entitled to transfer the Allotted Shares during the Lock-Up Periods to a company fully owned by them, subject to such company's undertaking to abide with the provisions set in this section 2, and provided that such company shall remain fully owned by them for the duration of the Lock-Up Periods.

3. Conditions Precedent

   The obligations of OTI to close the transactions contemplated by this Agreement are subject to the following conditions, any or all of which may be waived by OTI in writing, provided, however, that no such waiver of a condition shall constitute a waiver by OTI of any of its other rights if any of Softchip or Founders, as the case may be, shall be in default of any of their representations and warranties under this Agreement.

   3.1. All representations and warranties of any of Softchip, or the Founders, as the case may be, to OTI, contained herein, shall be true and correct at the time of the Closing as though made again at that time.

   3.2. Softchip shall have prepared unaudited financial statements for December 31st, 1999 and the year ended at such date (the "1999 Financial Statements"). It is agreed that should Softchip not meet with the above undertaking by the Closing, the unaudited financial statements for October 31st, 1999 shall be enclosed as part of Annex H and the 1999 Financial Statements will be prepared and attached to this Agreement by no later than February 15th, 2000 and shall form an integral part thereof. It is recorded that Founders' representations and undertakings under section 5.17 hereunder shall apply both to the unaudited financial statements for October 31st, 1999 and to the 1999 Financial Statements.

   3.3. Softship shall have signed a confidentiality, non-competition, and assignment of Intellectual Property Rights agreement with George Kaplun to the complete satisfaction of OTI.

   3.4. Softchip shall have paid any current and former employees of Softchip, all payments which are due for the period ending on the Closing (including, but not limited to, severance pay, salaries and all contributions to each benefit plan - as defined below). Founders undertake to complete by no later than the Closing, all necessary contributions required under any applicable law in connection with Softchip's employees and their employment with Softchip, for the period ending on the Closing.

   Immediately following signature hereof, Softchip and the Founders shall take all necessary action in order to complete, as soon as possible, performing the actions and obtaining the approval described above, including without limitation duly summoning a meeting of Softchip Israel's and Softchip's Tech's Board of Directors (collectively the "Board") to the date and time of Closing.

4. Closing

   The Closing of the transactions contemplated under this Agreement shall take place at the offices of Bach, Arad, Scharf & Co. (the "Attorneys") at 2 Hashalom Rd., Tel-Aviv on January 22nd, 2000, or such deferred date as shall be agreed by the parties (respectively "Closing" and "Closing Date"). At the Closing and immediately thereafter the parties or their authorized representatives shall perform the actions specified in Annex A hereto and in the Order set thereto.

5. Founders' representations

   Founders, jointly and severally, hereby represent and undertake towards OTI that:

   5.1. Organization

        Softchip Israel

        5.1.1. Softchip Israel was incorporated on November 25th, 1991 under the name Softchip Israel Ltd. as a private company, limited by shares, under Reg. No. 51-162457-9.

        5.1.2. Softchip Israel's registered share capital as at the date hereof is NIS 17,600 divided into 17,600 Ordinary Shares of NIS 1.00 n.v. each. The Company's outstanding share capital is as set forth in Part 1 of Annex B hereto.

        5.1.3. Founders are the sole directors of Softchip Israel at the date hereof. The signatures of any of Mrs. Yael Cohen and Mr. Michael Cohen, separately or jointly with or without Softchip Israel's stamp binds Softchip Israel for any purpose.

        Softchip Tech

        5.1.4. Softchip Tech was incorporated on February 17th, 1997 under the name Softchip Technologies (3000) Ltd. as a private company, limited by shares, under Reg. No. 51-245048-7.

        5.1.5. Softchip Tech's registered share capital as at the date hereof is NIS 30,000 divided into 30,000 Ordinary Shares of NIS 1.00 n.v. each. The Company's outstanding share capital is as set forth in
               Part 3 of Annex B hereto.

        5.1.6. Founders are the sole directors of Softchip Tech at the date hereof. The signatures of any of Mrs. Yael Cohen and Mr. Michael Cohen, separately or jointly with or without Softchip Tech's stamp binds Softchip Tech for any purpose.

        Softchip

        5.1.7. True copies of the certificate of incorporation, memorandum and articles of association as at the date hereof of Softchip are contained in Annex C hereto.

        5.1.8. There is no person or entity (including Softchip's shareholders) holding any right whatsoever to receive shares, or other securities or rights, in Softchip, whether by virtue of options or by virtue of the holdings of convertible securities or by virtue of any other rights whatsoever.

        5.1.9. Softchip do not own or control, directly or indirectly, shares or other securities or interests in any other corporation, association, business or other legal entity.

       5.1.10. Softchip Israel and Softchip Tech have been autonomous during the period of two years before the initiation of the transaction contemplated hereunder. Notwithstanding the generality of the above, Softchip Israel and Softchip Tech have not been a division or subsidiary of another company or have had one institutional investor (including a venture capital firm) who controlled more than 50% of their voting capital during the said two years period.

       5.1.11. Subject as otherwise expressly provided in this Agreement, up to the Closing, Softchip shall not adopt without OTI's prior written approval, whether at general meetings or at the Board, any resolution whatsoever.

   5.2. Authorization

        5.2.1. Softchip has the necessary power and authority to execute this Agreement, authorize to transfer of the Transferred Shares and to carry out and perform their obligations thereunder.

        5.2.2. This Agreement is valid and binding upon Softchip and the Founders.

   5.3. Transfer of the Shares

        5.3.1. Following the transfer of the Transferred Shares to OTI pursuant to this Agreement, OTI shall hold, on a fully diluted basis, 100% of the outstanding share capital of Softchip.

        5.3.2. Except as otherwise expressly provided in this Agreement, until Closing, Softchip shall not allot, and the Founders shall not transfer, shares or other securities of Softchip to any person or entity (including Softchip's shareholders or employees), and shall not grant any option to purchase such shares or securities, without OTI's prior written approval.

   5.4. Consents for transaction

        5.4.1. No obligation is imposed upon Softchip to obtain an approval or authorization from any competent authorities, banks, or any other third party, in relation with the transactions contemplated herein, no person or entity whatsoever has any right of first refusal or other preemption rights of any kind, relating to the Transferred Shares; and there exists no hindrance, whether by statute, contract, or otherwise, preventing Softchip and the Founders from entering into this Agreement, and fulfilling their respective undertakings in terms hereof.

        5.4.2. Softchip have adopted all resolutions necessary to enter into this Agreement and fulfill their undertakings therein, and in accordance with such resolutions, Mr. Michael Cohen is entitled to sign this Agreement on behalf of Softchip.

   5.5. Intellectual Property Rights

        5.5.1. As at the date hereof, and as of the Closing, Softchip owns and shall own all intellectual property necessary for the operation of the busnesses of Softchip as presently conducted, including, without limitation, all the items set forth in Annex D hereto ("Intellectual Property"). Each item of Intellectual Property owned or used by Softchip immediately prior to the Closing shall be owned or available for use by Softchip on identical terms and conditions immediately subsequent to the Closing hereunder.

        5.5.2. To the best of the Founders' knowledge, the Intellectual Property does not interfere with, infringe upon, misappropriate, or otherwise come into conflict with any intellectual property rights of third parties, and Softchip has not received any charge, complaint, claim, demand, or notice alleging any such interference, infringement, misappropriation, or violation (including any claim that Softchip must license or refrain from using any rights of any third party). No third party has interfered with, infringed upon, misappropriated, or otherwise comes into conflict with any Intellectual Property rights of Softchip.

        5.5.3. Annex D identifies each patent or registration which has been issued to Softchip with respect to any part of their Intellectual Property, and each of the pending patent applications or application for registration which Softchip have made with respect to any of their Intellectual Property. Softchip have not granted any license, agreement, or other permission to any third party with respect to any of their Intellectual Property. Softchip have delivered to OTI correct and complete copies of all such patents, registrations and applications, (as amended to date) and have made available to OTI correct and complete copies of all other written documentation evidencing ownership and prosecution (if applicable) of each such item. Annex D also identifies each trade name or trademark used by Softchip in connection with any of their businesses. With respect to each item of Intellectual Property required to be identified in Annex
               D:

               5.5.3.1. Softchip possess all rights, title, and interest in and to the item, free and clear of any interest, license, or other restriction;

               5.5.3.2. the item is not subject to any outstanding injunction, judgment, order, decree, or charge;

               5.5.3.3. no action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand is pending or threatened to the best knowledge of Softchip, which challenges the legality, validity, enforceability, use, or ownership of the item; and

               5.5.3.4. Softchip have not agreed to indemnify any person for or against any interference, infringement,
                        misappropriation, or other conflict with respect to the item.

   5.6. Title to Assets

        5.6.1. Annex E contains separate lists of all equipment and other chattels owned by Softchip and used by them in, for the purpose of, or in connection with their business (the "Fixed Assets"). Is recorded that Annex E attached hereof reflects the status as at
               11.11.99 and Founders undertake to prepare and provide OTI by not later than February 15th, 2002, with an updated list as at the date thereof, which shall be enclosed to this Agreement and the provisions of this section 5.6 shall apply to it as well.

        5.6.2. The Fixed Assets are in good operating condition and repair (ordinary wear and tear excepted) and are suitable for the purposes used.

   5.7. Real Property. Softchip do not own any real property. The premises presently used by Softchip for conducting their business are leased under a lease agreement dated January 1st, 1997 between Amutat Keren Beit Israel (the "lessor") and Softchip Israel (the "Lessee"), and addendum to such agreement which allowed the lessee to enable Softchip Tech to use the property provided that it will be subject to the provisions of the lease agreement. The period of the lease agreement has ended on December 31st, 1998. The period was not extended, but the parties continue to act according to the provisions of the agreement. A true and updated copy of the lease agreement and its amendments were disclosed to OTI.

   5.8. Loans. Softchip do not have any outstanding loans whatsoever, including, without limitation, bank credit facilities. From the date hereof and until the Closing, Softchip shall not take any loan whatsoever, without OTI's prior written consent.

   5.9. Guarantees

        5.9.1. Softchip do not have any outstanding guarantees whatsoever, whether to secure Softchip's commitments or the commitments of any other person or entity (including Softchip's employees), from the date hereof and until the Closing. Softchip shall not grant any guarantees, unless made in the ordinary course of business.

        5.9.2. No guarantees were given by third parties (including by the Founders) to secure Softchip's commitments to other or others, which are in force at the date hereof.

   5.10. Contracts and Commitments

         5.10.1. Annex F hereto contains a complete list of all of Softchip's contracts which are in force at the date hereof (the "Contracts"). True copies of the Contracts were provided to OTI.

         5.10.2. Unless otherwise disclosed by Softchip in Annex F hereto, the Contracts are in full force and effect, Softchip fulfilled all of their obligations under the Contracts which are due up to the date hereof, and to the best of the knowledge of Softchip and the Founders, none of the other parties to the Contracts has any ground to cancel or rescind the Contract, and from the date hereof and until the Closing Softchip shall not agree to amend the terms of the Contracts or any of them, and Softchip shall not enter into any substantial or other contracts not in the ordinary course of business, except with OTI's prior written consent.

         5.10.3. To the best of the knowledge of Softchip and the Founders, American Card Technology, Inc. ("ACT"), has no ground to raise any claim against Softchip Israel in relation with the agreement signed between the parties on March 7th, 1998.

   5.11. Customers
         The main customers of Softchip (i.e., customers which have purchased more than 5% of the annual turnover of Softchip) for the years 1997, 1998 and 1999 and the sales made to each such customer, on a quarterly basis, for each such year is listed in Annex G.

   5.12. Warranty for Products
         All products sold by Softchip to customers were sold under regular commercial terms and in particular and without derogating from the generality of the above, Softchip has not offered to any of its customers warranties for a period of more than twelve months.

   5.13. Softchip's Liability
         Softchip do not have any other liabilities or obligations, whether or not absolute, accrued, contingent, known, unknown (other than unknown liabilities which are immaterial in amount) or otherwise, and there are no and until the Closing Date there will not be any further debts and liabilities or any other creditors, other than debts and liabilities incurred in the ordinary course of Softchip's Business.

   5.14. Pledges
         Softchip do not have any Pledges whatsoever, from the date hereof and until the Closing. Softchip shall not incur any Pledges, without OTI's prior written consent.

   5.15. Litigation
         There are no claims in existence or pending before judici8al or quasi-judicial instances, against Softchip (or any of the Founders which may have a repercussion or effect on the business of Softchip) and there does not exist any judgment given in a claim against Softchip which was not yet executed. Softchip and the Founders are not aware of any person's or entity's intention to submit any claim against Softchip and likewise of any investigation which is - or is seriously considered of - being conducted by any legal authority against Softchip.

   5.16. Compliance with Laws

         5.16.1. Softchip have complied, and are complying in all material respects with, all laws, orders, ordinances, rules and regulations relating to its properties, business, products, and the operation and conduct thereof and with all provisions of their Memorandum and Articles of Association. Softchip have not received notice of violation of any applicable law, regulation, ordinance or order of a material nature with respect to their business, properties or products and are not aware of any investigations or inquiries by or on behalf of any governmental body in respect of their affairs pending or taking place.

         5.16.2. Softchip carries on the business described in the preamble to this Agreement, and have all licenses and approvals necessary or required under any law to allow them to do their business as and where currently conducted.

   5.17. Financial Statements and Conduct of the Company's Business

         5.17.1. Annex H contains Softchip's audited financial statements for December 31, 1998 and the year ended at such date (the "1998 Financial Statements") and the 1999 Financial Statements.

         5.17.2. The 1998 Financial Statements and the 1999 Financial Statements fairly reflect the respective business situation of Softchip, their assets and liabilities as at December 31, 1998, and at December 31st, 1999, respectively, and the profit and loss statements of Softchip contained in the 1998 Financial Statements and the 1999 Financial Statements fairly reflect the respective result of Softchip's operations during the periods ended at their respective dates.

         5.17.3. Since the date of the 1999 Financial Statements:

                 5.17.3.1. there has been no material adverse change in the condition (financial or otherwise), business, property, assets and liabilities of Softchip and their business.

                 5.17.3.2. Softchip have, and until the Closing Date shall have conducted their business only in the ordinary course of business.

   5.18. Employees

         5.18.1. Annex I hereto contains full, true and accurate details of Softchip's employees, their duties, date of beginning of their employment, monthly salary and other terms of employment, including, full, true and accurate particulars regarding the number of leave, sickness or recreation days standing to the credit of such employee as at the Closing Date or other accumulated rights as at such date.

         5.18.2. Annex I further lists each employee benefit or executive insurance policy (the "{Benefit Plan") that Softchip maintains or to which Softchip contributes. All contributions (including all employer contributions and employee salary reduction contributions) which are due, have been paid to each Benefit Plan, and all contributions for any period ending on or before the Closing which are not yet due to each Benefit Plan have been accrued in accordance with the past custom and practice of Softchip. All premiums or other payments for all periods ending on or before the Closing have been paid with respect to each employee Benefit Plan which is an employee welfare benefit plan.

         5.18.3. Annex I further contains a form of an employment agreement and confidentiality and non-competition undertaking of Softchip's employees; All employees, consultants, former employees and former consultants of Softchip which deal and/or dealt with Softchip's Intellectual Property, have signed an employment agreement and a confidentiality, assignment of intellectual property rights, non-competition and non-solicitation of employees undertaking towards Softchip identical to such forms (save as otherwise set forth in Annex I)

   5.19. Interested Parties: Shareholders

         5.19.1. There are no agreements in force between Softchip and any of their respective shareholders, directors, affiliates of shareholders and directors or any other interested party in Softchip, and/or agreements which are related in any manner to Softchip's capital and corporate structure of their business.

         5.19.2. There is no agreement (written or oral) which is or may be deemed to be a voting agreement, or which otherwise grants any of the parties any right in Softchip not expressly set forth in this Agreement or in the Articles of Association.

   5.20. Taxation

         5.20.1. Softchip duly submitted to the Income Tax Authorities reports relating to its respective income up to and including the fiscal year of [1998]; up to the date hereof. Softchip did not have any taxable income, and Softchip duly submitted to the Value Added Tax Authorities current VAT reports and paid what was due by them as arising from such reports.

         5.20.2. Nothing in this Agreement or its execution shall impose any tax liability of any sort on Softchip.

   5.21. Indebtedness. Softchip is not indebted to any director, officer, or employee, except for amounts due as normal salary, wages or reimbursements of expenses in the ordinary course of business. No shareholder, director, officer, or employee of Softchip is indebted to Softchip.

   5.22. No Broker. No agent or broker or other person acting pursuant to authority given by Softchip is entitled to any commission or finders' fee in connection with the transaction contemplated by this Agreement.

   5.23. Insurance

         5.23.1. Annex J hereto details the true, complete and accurate details on all insurance policies for the benefit of Softchip, purchased by and currently in force at the date hereof. Such insurance is commonly procured by responsible companies similarly situated and is in material accordance with all contractual requirements applicable to Softchip, and Softchip shall continue to maintain such commonly procured insurance. Without derogating from the aforesaid, the insurance policies held by Softchip shall include, without limitation, policies insuring (i) Softchip's assets for their full replacement or reinstatement value, and (ii) against accident, damage, injury, third party loss.

         5.23.2. Softchip have not done nor suffered anything to be done which has rendered or might render any policies of insurance taken out by them void or violable or which might result in an increase in premiums; Softchip have complied with all conditions attached to such policies.

         5.23.3. There are no claims or circumstances giving rise to a claim under any of Softchip's insurance policies.

   5.24. Full Disclosure. The representations and warranties of Softchip and the Founders contained in this Agreement and the information and statements furnished in writing to OTI do not contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements made therein, not misleading Softchip and the Founders are not aware of any material facts or circumstances which were not disclosed by Softchip in writing to OTI and which, had they been so disclosed, would have prevented OTI from entering into this Agreement.

6. OTI's representations

   OTI hereby represents and undertakes towards Softchip and the Founders as follows:

   6.1. It is validly incorporated and has the full legal right and power to enter into and perform this Agreement.

   6.2. Its ordinary shares are registered for trade in the Frankfurt Neuer Markt Stock-Exchange. OTI has not received any notice of delisting its shares from trade or has any knowledge of a cause for such notice.

   6.3. OTI has adopted all the resolutions required under its incorporation documents so as to empower it to enter into this Agreement and to fulfill its undertakings under this Agreement.

   6.4. No obligation is imposed upon OTI to obtain an approval or authorization from any competent authorities, banks, or any other third party, in relation with the transactions contemplated herein, except for the approval required by the Frankfurt stock exchange in order to register the Allotted Shares for trade; and except as aforesaid, there exists no hindrance, whether by statute, contract, or otherwise, preventing OTI from entering into this Agreement, and fulfilling its respective undertakings in terms hereof.

   6.5. Without derogating from the representations and warranties set forth in section 5 above or the Founders' and Softchip's liability therefor under this Agreement, OTI represents that it has been given access to information regarding Softchip, and has had an opportunity to ask questions and receive answers from the Founders and Softchip's representatives, concerning Softchip.

7. Information Rights

   Softchip shall provide OTI with all the necessary statements in due time in order to enable OTI to meet with the disclosures required from OTI under the German Security Law and/or the requirements and/or regulations of the Frankfurt Neuer Markt Stock-Exchange. OTI shall be entitled to publish any information concerning Softchip, its capital and/or their business which such entities shall be required to disclose by applicable law and regulations, including without being limited to, in relation with public offering of securities of such entities, or with disclosures required from public companies under the securities laws of the jurisdictions in which such entities are traded.

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                                       12

8. Legal counsels' opinion

   At the Closing:

   8.1. Softchip shall deliver to OTI its legal counsel's opinion in the form attached as Annex K hereto.

   8.2. OTI shall deliver to Softchip its legal counsel's opinion, certifying that OTI has adopted all the resolutions necessary to empower it to enter into this Agreement and to fulfill its undertakings under this Agreement, and that in accordance with the said resolutions, Mr. Oded Bashan and Ronnei Gilboa were given the authority to sign this Agreement and all ancillary documents required for its execution on OTI's behalf.

9. Indemnification

   9.1. Softchip and each of the Founders, jointly and severally, shall indemnify, defend and hold OTI harmless against any and all liabilities, damages, claims, costs and expenses (including attorneys' and accounting fees) incurred by OTI arising out of or resulting from (i) any breach of any warranty or representation by Softchip and/or by the Founders contained herein, or (ii) any undertaking and/or commitments and/or liabilities ("liabilities") not included in the Financial Statements and/or any difference between the contributions actually made on account of such liabilities and the contributions that should have been made according with generally accepted accounting principles. (iii) the non performance of any covenant or obligation to be performed by Softchip or the Founders under this Agreement, provided that with respect to the above (i) OTI shall not bring any claim or a series of claims for monetary compensation, unless the damage claimed in accordance therewith are at least US$5,000 (five thousand U.S. dollars), or, in the case of several damages, none of which amounts to US$5,000 (five thousand U.S. dollars), the aggregate damages claimed in accordance therewith are at least US$5,000 (five thousand U.S. dollars). (ii) OTI shall not be entitled to bring any claim hereunder following 3 months as of the approval by OTI's board of directors of the first Year end audit of the combined operations of OTI and Softchip. (iii) OTI shall notify Softchip and the Founders in writing promptly upon discovery by OTI of any claim thereunder.

   9.2. It is agreed that in order to secure Softchip and each of the Founders' undertaking to indemnify OTI for breaches of general representations and warranties, 10% of the Allotted Shares (the "Trust Shares") shall be allotted at the Closing to the B.A.S. Trust Ltd. (the "Trustee"). The Trustee shall hold the Trust shares in trust for OTI and the Founders, subject to the terms and conditions set forth in the trust agreement and irrevocable instructions attached as Annex L hereto (the "Trust Agreement"). Unclaimed shares out of the Trust Shares, shall be released from Trust on the earlier of one year from the Closing or the first Year and audit of the combined operations of OTI and Softchip. OTI shall bear all costs of the Trustee.

   9.3. It is further agreed and recorded that claims against shares held in Trust shall be valued at the Closing Date price.

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                                       13

   9.4. For avoidance of doubt, it is agreed and recorded, that as long as any part of the Trust Shares shall be held by the Trustee, any and all rights attached to such shares shall be held in trust for the Founders.

10. Taxes and expenses

    10.1. Each of the parties shall bear and pay the taxes and levies imposed on it (if at all) under any law in relation with this Agreement and the transactions contemplated therein.

    10.2. Stamp duty, if payable in relation to this Agreement and all ancillary documents, including stamp duty due in relation to the allotment of the Allotment Shares shall be borne and paid by OTI.

11. Non Competition

    Each of the Founders undertake that as long as Mr. Michael Cohen shall be a member of the Board and/or be employed by Softchip, and for a period of two
    (2) years thereafter, they shall not, without OTI's or Softchip's prior written approval (which shall not be unreasonably withheld), as the case may be, sale, promote the sale, distribute, instruct, manufacture or develop competing or similar products to the products of OTI or Softchip in the smart card industry (the "Products"), or represent or agree to represent any third party in respect to any product cmpeting or similar to the Products and shall in no other way engage in activities which may directly or indirectly jeopardize or come into conflict with the interests of OTI and/or Softchip.

12. Miscellaneous

    12.1. Additional Actions. Without derogating from the other parties' obligations under this Agreement, each of the parties undertakes to sign all documents and carry out all actions which signing or execution by the parties are required to give effect to the provisions of this Agreement and implement them.

    12.2. Assignments. No party to this Agreement shall be entitled to transfer or assign to other or others its rights or obligations under this Agreement or arising therefrom, unless with the prior written consent of the other party.

    12.3. Law and Jurisdiction. This Agreement shall he governed by the laws of the state of Israel and the competent courts in Tel Aviv shall have exclusive jurisdiction in all matters pertaining to this Agreement.

    12.4. Arbitration. (i) The parties shall endeavor to equitably settle any dispute, questions or differences which may arise under this Agreement, or in connection to this Agreement or in connection to the transactions contemplated hereunder. (ii) In the event that the parties are unable to reach an equitable settlement within 30 (thirty) days, such a dispute shall be referred to a sole arbitrator determined by the parties within such 30 (thirty) day period (the "Arbitrator"). If the parties shall not be able to reach an agreement in relation to the identity of such Arbitrator within such 30 (thirty) days period, then, upon the written request of either party (the "Request"), the identity of such Arbitrator shall be determined by the President of the District Court of Tel-Aviv, whose appointment shall bind the parties. The Request shall be made after the lapse of 14 (fourteen) days subsequent to a notice in writing by one party hereto having been sent to the other party or parties stating the intention to make the Request. (iii) The arbitration shall be held in Tel-Aviv, Israel. (iv) The Arbitrator shall be bound to reason his decision and the arbitration shall be subject to the substantive law (but not to rules of procedure and evidence). The decision and award of such arbitration shall be given within 30 (thirty) days from the date of appointment of the Arbitrator (subject to any extension of such period up to not more than 90 days determined in writing by the Arbitrator), and shall be final and binding upon the parties.

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                                       14

    12.5. Entire Agreement. This Agreement, including all annexes attached hereto constitutes the entire understanding of the parties and supersedes all oral or written representations or agreements, privileges or understandings between the parties, including without limitation the term sheet signed by the parties on November 5th, 1999, which term sheet shall become, upon signature of this Agreement, null and void.

    12.6. Amendments. No modification or amendment of this Agreement may be made except in a written instrument duly signed by all parties.

    12.7. Waivers. A waiver by a party of any of its rights under this Agreement shall not be effective unless made by a written instrument duly signed by such party, and shall not be deemed a waiver of any other right hereunder.

    12.8. Headings. The headings in this Agreement are inserted only as a matter of convenience, and shall not be taken into consideration in the interpretation of this Agreement.

    12.9. Preamble and Annexes. The preamble and annexes to this Agreement shall constitute an integral part thereof (and the term "this Agreement" appearing herein shall be interpreted as to include this document and all annexes thereto).

   12.10. Notices. Any notice sent by one party to the others to the addresses set forth below shall be considered as having reached its destination, if it was delivered by hand, at the time of its delivery; if it was sent by registered mail, within 96 hours from the time it was so dispatched; and if it was sent by facsimile, within 48 hours from the receipt of the confirmation of proper transmission of the notice.

   12.11. Addresses. The parties' addresses for the purpose of this Agreement are as set forth below, unless otherwise notified in writing to all parties:

Softchip Israel, Softchip Tech and Founders:

Address: 38 Nerot Shabat, Jerusalem 91233 P.O. Box 23411

Tel: 02-5864086

Fax: 02-5867708

OTI

Address: Z.H.R. I.Z., Rosh Pina 12000, Israel

Tel: 06-6938884

Fax: 06-6938887

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                                       15

In witness whereof the parties have set their signatures hereunto:

/s/ Softchip Israel Ltd.                        /s/ Yael Cohen
------------------------                        --------------
  Softchip Israel Ltd.                             Yael Cohen

/s/ Softchip Technologies (3000) Ltd.           /s/ Michael Cohen
-------------------------------------           -----------------
  Softchip Technologies (3000) Ltd.               Michael Cohen

                         /s/ On Track Innovations Ltd.
                         -----------------------------
                           On Track Innovations Ltd.